BWX Technologies Announces Second Quarter 2017 Results
- GAAP EPS of $0.61 and Adjusted EPS of $0.56
- BWXT JV Awarded $1.5B Environmental Cleanup Contract by DOE
- Consolidated Backlog of $3.8B
- Declares Quarterly Cash Dividend of $0.11 per Share
- Raising 2017 EPS Guidance to $1.97 - $2.07

Lynchburg, VA - August 7, 2017 - BWX Technologies, Inc. (NYSE: BWXT) ("BWXT" or the "Company") today reported second quarter 2017 revenues of $410 million, 1.9% growth compared to $402 million in the second quarter of 2016. GAAP Diluted Earnings per share (EPS) for the second quarter were $0.61 compared to GAAP EPS of $0.56 in 2016. GAAP EPS include a $0.05 per share benefit from a settlement of a contract dispute, which is further detailed in the non-GAAP reconciliation tables in Exhibit 1. Adjusted (non-GAAP) EPS increased 24% to $0.56 from $0.45 in the second quarter of 2016.

"BWXT completed a strong second quarter and first half of the year with positive contributions in each business segment," said Mr. John A. Fees, Executive Chairman. "Our Nuclear Operations business continues to produce excellent results, generating second quarter operating income of $75 million on impressive margins. The Nuclear Power business achieved a 12% operating margin as performance in our Canadian operations continued at a high level. Our Nuclear Services segment also saw increases in income and was awarded a new environmental cleanup contract valued at approximately $1.5 billion over the next 10 years. Our focused business approach and cost management is reflected across our P&L statements. We are excited about our markets and the potential for growth."

Second Quarter 2017 Results of Operations
The Company's consolidated GAAP operating income for the second quarter of 2017 increased to $92.3 million compared to GAAP operating income of $88.5 million in the second quarter of 2016. Adjusted (non-GAAP) operating income for the second quarter of 2017 was $84.4 million, an increase of more than 16% compared to adjusted (non-GAAP) operating income of $72.4 million in the second quarter of 2016.

Nuclear Operations Group (NOG) segment revenues remained strong at $312.9 million for the second quarter of 2017. NOG's revenue for the first half of 2017 was up nearly 3% compared to the first six months of 2016. NOG operating income was $74.8 million in the second quarter of 2017, 16.1% higher than the $64.4 million in the prior year period.

Revenues from the Nuclear Power Group (NPG) segment increased 13.8% to $54.6 million in the second quarter of 2017 compared to $47.9 million in the prior year period due to our acquisition of BWXT Nuclear Energy Canada Inc. (BWXT NEC). NPG's operating income was $6.5 million in the second quarter of 2017, producing a 12% operating margin in the quarter and a year-to-date margin of 15%.

The Nuclear Services Group (NSG) segment revenues were $44.8 million in the second quarter of 2017 compared to $32.2 million in the same quarter of 2016 due to the settlement of a contract dispute and increased activity levels both for U.S. commercial nuclear plant maintenance outages and our Naval Reactors decommissioning and decontamination project. NSG's operating income increased to $15.7 million in the second quarter of 2017 from $4.4 million in the prior year period due to the revenue increases noted above as well as lower business development expenses associated with the timing of proposal activities.

"BWXT's consolidated backlog increased compared to the second quarter of 2016 as we continue to lay the groundwork for future growth," said Mr. Rex D. Geveden, President and Chief Executive Officer. "We remain a vital supplier to the U.S. Navy as it considers expanding its submarine and aircraft carrier fleet. Our Nuclear Power segment is positioned for long-term growth in components, fuel, waste containers, outage work and refurbishment activities in Canada. We continue to believe we will be able to gain market share in the Nuclear Services segment over the next few years as evidenced by our latest U.S. Department of Energy contract award. In addition to investing to support these strong organic growth opportunities, we remain committed to our balanced capital allocation approach and continue to evaluate opportunities for acquired growth and strategic investments."

Liquidity and Debt
The Company generated cash from operating activities of $118.8 million in the second quarter of 2017 compared with net cash generated from operating activities of $85.8 million in the second quarter of 2016.  At the end of the second quarter, the Company's cash and short-term investments position, net of restricted cash, was $152.4 million.

As of June 30, 2017, outstanding balances under our credit facility included $522.0 million in term loans, $0 in borrowings under the revolving line of credit, and letters of credit issued under the facility totaling $131.3 million.  As a result, the Company has $268.7 million of remaining availability under our credit facility, excluding an additional $250 million accordion provision. We have $193 million of share repurchase authorization remaining as of June 30, 2017.

Quarterly Dividend
On August 4, 2017, our Board of Directors declared a quarterly cash dividend of $0.11 per common share. The dividend will be payable on September 8, 2017, to shareholders of record on August 21, 2017.

Outlook
The Company increased its guidance for the full year 2017 and now expects adjusted earnings to be between $1.97 and $2.07 per share (previously $1.85 to $1.95). Adjusted earnings per share exclude any mark-to-market adjustments for pension and post-retirement benefits recognized during 2017 and other items listed in the non-GAAP reconciliation tables in Exhibit 1. Other changes to guidance for the full year 2017 include:

•	NPG segment revenue will increase to between $265 million and $275 million

•	NPG operating margins will approach 12%, inclusive of the amortization of intangibles

•	R&D expenses, captured mostly in our "Other" segment, will rise to approximately $10 million to support increased R&D efforts

•	Effective tax rate will decrease to between 31% and 33%

All other guidance remains unchanged. Beyond 2017, we continue to anticipate an adjusted earnings per share CAGR in the low double digits over the next three to five years based upon our robust organic growth strategy and remaining balance sheet capacity.

Conference Call to Discuss Second Quarter 2017 Results
Date:            Tuesday, August 8, 2017, at 9:00 a.m. EST
Live Webcast:    Investor Relations section of website at www.bwxt.com

Forward-Looking Statements
BWXT cautions that this release contains forward-looking statements, including, without limitation, statements relating to backlog, to the extent they may be viewed as an indicator of future revenues, our ability to increase profitability in the Nuclear Services segment, management's plans and expectations for our business segments, including potential growth opportunities, as well as our outlook and guidance for (i) adjusted earnings per share, NPG segment revenue and operating margin, R&D expenses for 2017 and (ii) adjusted earnings per share beyond 2017. These forward-looking statements are based on management's current expectations and involve a number of risks and uncertainties, including, among other things, our ability to execute contracts in backlog; the lack of, or adverse changes in, Federal appropriations to government programs in which we participate; the demand for and competitiveness of nuclear power; capital priorities of power generating utilities; adverse changes in the industries in which we operate and delays, changes or termination of contracts in backlog.  If one or more of these risks or other risks materialize, actual results may vary materially from those expressed.  For a more complete discussion of these and other risk factors, see BWXT's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016 and subsequent quarterly reports on Form 10-Q.  BWXT cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

About BWXT
Headquartered in Lynchburg, Va., BWX Technologies, Inc. (NYSE:BWXT) is a leading supplier of nuclear components and fuel to the U.S. government; provides technical and management services to support the U.S. government in the operation of complex facilities and environmental remediation activities; and supplies precision manufactured components, services and fuel for the commercial nuclear power industry. With over 6,000 employees, BWXT has nine major operating sites in the U.S. and Canada. In addition, BWXT joint ventures provide management and operations at more than a dozen U.S. Department of Energy and two NASA facilities. Follow us on Twitter @BWXTech and learn more at www.bwxt.com.

Investor Contact:		Media Contact:
Alan Nethery		Jud Simmons
Vice President, Investor Relations		Media and Public Relations Director
980-365-4300	Investors@bwxt.com	434-522-6462	hjsimmons@bwxt.com

EXHIBIT 1

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Three Months Ended June 30, 2017
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$92.3	$—	$—	$(7.9)	$—	$84.4
Other Income (Expense)	(3.9)	—	—	—	—	(3.9)
Provision for Income Taxes	(27.1)	—	—	2.8	—	(24.2)
Net Income	61.4	—	—	(5.1)	—	56.3
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—	(0.2)
Net Income Attributable to BWXT	$61.3	$—	$—	$(5.1)	$—	$56.2

Diluted Shares Outstanding	100.2					100.2
Diluted Earnings per Common Share	$0.61	$—	$—	$(0.05)	$—	$0.56

Effective Tax Rate	30.6%					30.1%

	Three Months Ended June 30, 2016
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$88.5	$—	$—	$(16.1)	$—	$72.4
Other Income (Expense)	(0.5)	—	—	—	(0.8)	(1.2)
Provision for Income Taxes	(29.5)	—	—	5.5	0.3	(23.7)
Net Income	58.5	—	—	(10.6)	(0.4)	47.5
Net Income Attributable to Noncontrolling Interest	(0.1)	—	—	—	—	(0.1)
Net Income Attributable to BWXT	$58.4	$—	$—	$(10.6)	$(0.4)	$47.4

Diluted Shares Outstanding	105.0					105.0
Diluted Earnings per Common Share	$0.56	$—	$—	$(0.10)	$0.00	$0.45

Effective Tax Rate	33.5%					33.3%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty and unreliability of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

EXHIBIT 1 (continued)

BWX TECHNOLOGIES, INC.
RECONCILIATION OF NON-GAAP OPERATING INCOME AND EARNINGS PER SHARE(1)(2)(3)
(In millions, except per share amounts)

	Six Months Ended June 30, 2017
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement & Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$175.6	$—	$—	$(7.9)	$—	$167.6
Other Income (Expense)	(6.7)	—	—	—	(0.4)	(7.1)
Provision for Income Taxes	(51.7)	—	—	2.8	0.0	(48.8)
Net Income	117.2	—	—	(5.1)	(0.4)	111.7
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—	(0.2)
Net Income Attributable to BWXT	$117.0	$—	$—	$(5.1)	$(0.4)	$111.5

Diluted Shares Outstanding	100.4					100.4
Diluted Earnings per Common Share	$1.16	$—	$—	$(0.05)	$0.00	$1.11

Effective Tax Rate	30.6%					30.4%

	Six Months Ended June 30, 2016
	GAAP	Performance Guarantees Release	mPower Deconsolidation	Framework Agreement & Litigation	Impairment (Gains) / Charges	Non-GAAP

Operating Income	$131.1	$—	$—	$13.9	$—	$145.0
Other Income (Expense)	22.0	(9.3)	(13.6)	—	(1.2)	(2.1)
Provision for Income Taxes	(44.9)	3.4	—	(5.6)	(0.5)	(47.5)
Net Income	108.2	(5.9)	(13.6)	8.3	(1.7)	95.4
Net Income Attributable to Noncontrolling Interest	(0.2)	—	—	—	—	(0.2)
Net Income Attributable to BWXT	$108.0	$(5.9)	$(13.6)	$8.3	$(1.7)	$95.2

Diluted Shares Outstanding	105.4					105.4
Diluted Earnings per Common Share	$1.02	$(0.06)	$(0.13)	$0.08	$(0.02)	$0.90

Effective Tax Rate	29.3%					33.3%

(1)	Tables may not foot due to rounding.
(2)
BWXT is providing non-GAAP information regarding certain of its historical results and guidance on future earnings per share to supplement the results provided in accordance with GAAP and it should not be considered superior to, or as a substitute for, the comparable GAAP measures. BWXT believes the non-GAAP measures provide meaningful insight and transparency into the Company’s operational performance and provides these measures to investors to help facilitate comparisons of operating results with prior periods and to assist them in understanding BWXT's ongoing operations.

(3)
BWXT has not included a reconciliation of provided non-GAAP guidance to the comparable GAAP measures due to the difficulty of estimating any mark-to-market adjustments for pension and post-retirement benefits, which are determined at the end of the year.

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	June 30, 2017	December 31, 2016
	(Unaudited) (In thousands)
Current Assets:
Cash and cash equivalents	$147,930	$125,641
Restricted cash and cash equivalents	7,089	6,130
Investments	4,446	14,517
Accounts receivable – trade, net	145,980	135,950
Accounts receivable – other	10,510	25,221
Contracts in progress	400,455	356,793
Other current assets	29,134	29,319
Total Current Assets	745,544	693,571
Property, Plant and Equipment	945,963	922,641
Less accumulated depreciation	647,749	622,955
Net Property, Plant and Equipment	298,214	299,686
Investments	9,133	9,013
Goodwill	214,933	210,788
Deferred Income Taxes	182,836	194,464
Investments in Unconsolidated Affiliates	41,225	42,854
Intangible Assets	113,001	114,748
Other Assets	19,852	14,691
TOTAL	$1,624,738	$1,579,815

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30, 2017	December 31, 2016
	(Unaudited) (In thousands, except share and per share amounts)
Current Liabilities:
Current maturities of long-term debt	$27,609	$27,370
Accounts payable	68,537	99,983
Accrued employee benefits	60,372	81,793
Accrued liabilities – other	38,274	72,105
Advance billings on contracts	185,765	147,148
Accrued warranty expense	12,217	11,477
Total Current Liabilities	392,774	439,876
Long-Term Debt	489,322	497,724
Accumulated Postretirement Benefit Obligation	18,994	19,059
Environmental Liabilities	84,775	81,711
Pension Liability	340,772	357,049
Other Liabilities	33,800	33,986
Commitments and Contingencies
Stockholders' Equity:
Common stock, par value $0.01 per share, authorized 325,000,000 shares; issued 125,220,307 and 124,149,609 shares at June 30, 2017 and December 31, 2016, respectively	1,252	1,241
Preferred stock, par value $0.01 per share, authorized 75,000,000 shares; No shares issued	—	—
Capital in excess of par value	87,657	22,018
Retained earnings	982,024	885,117
Treasury stock at cost, 25,937,314 and 24,858,809 shares at June 30, 2017 and December 31, 2016, respectively	(813,250)	(762,169)
Accumulated other comprehensive income	6,268	3,811
Stockholders' Equity – BWX Technologies, Inc.	263,951	150,018
Noncontrolling interest	350	392
Total Stockholders' Equity	264,301	150,410
TOTAL	$1,624,738	$1,579,815

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited) (In thousands, except share and per share amounts)
Revenues	$410,011	$402,382	$838,240	$767,208
Costs and Expenses:
Cost of operations	271,382	265,076	567,612	513,886
Research and development costs	1,152	1,566	2,671	3,297
Gains on asset disposals and impairments, net	(31)	(50)	(31)	(50)
Selling, general and administrative expenses	48,488	52,040	99,638	97,249
mPower framework agreement	—	—	—	30,000
Total Costs and Expenses	320,991	318,632	669,890	644,382
Equity in Income of Investees	3,327	4,708	7,202	8,241
Operating Income	92,347	88,458	175,552	131,067
Other Income (Expense):
Interest income	211	267	348	405
Interest expense	(3,906)	(1,583)	(7,423)	(3,277)
Other – net	(170)	820	383	24,891
Total Other Income (Expense)	(3,865)	(496)	(6,692)	22,019
Income before Provision for Income Taxes	88,482	87,962	168,860	153,086
Provision for Income Taxes	27,062	29,465	51,654	44,855
Net Income	$61,420	$58,497	$117,206	$108,231
Net Income Attributable to Noncontrolling Interest	(157)	(125)	(224)	(228)
Net Income Attributable to BWX Technologies, Inc.	$61,263	$58,372	$116,982	$108,003
Earnings per Common Share:
Basic:
Net Income Attributable to BWX Technologies, Inc.	$0.62	$0.56	$1.18	$1.04
Diluted:
Net Income Attributable to BWX Technologies, Inc.	$0.61	$0.56	$1.16	$1.02
Shares used in the computation of earnings per share:
Basic	99,166,205	103,527,603	99,305,558	103,945,872
Diluted	100,150,926	104,971,216	100,420,948	105,419,583

BWX TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2017	2016
	(Unaudited) (In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$117,206	$108,231
Non-cash items included in net income from continuing operations:
Depreciation and amortization	28,199	24,669
Income of investees, net of dividends	987	(3,413)
Gains on asset disposals and impairments, net	(31)	(50)
Gain on deconsolidation of Generation mPower LLC	—	(13,571)
Recognition of losses for pension and postretirement plans	892	813
Stock-based compensation expense	7,098	6,030
Changes in assets and liabilities:
Accounts receivable	(154)	22,662
Accounts payable	(26,905)	10,285
Contracts in progress and advance billings on contracts	(3,869)	(76,044)
Income taxes	18,477	13,182
Accrued and other current liabilities	(39,325)	17,101
Pension liability, accrued postretirement benefit obligation and employee benefits	(43,790)	(29,016)
Other, net	5,238	(7,864)
NET CASH PROVIDED BY OPERATING ACTIVITIES	64,023	73,015
CASH FLOWS FROM INVESTING ACTIVITIES:
Decrease (increase) in restricted cash and cash equivalents	(959)	10,202
Purchases of property, plant and equipment	(28,747)	(18,479)
Purchases of securities	(12,049)	(15,467)
Sales and maturities of securities	19,986	5,305
Investments, net of return of capital, in equity method investees	211	(10,493)
Proceeds from asset disposals	140	50
Other, net	(24)	—
NET CASH USED IN INVESTING ACTIVITIES	(21,442)	(28,882)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under the Credit Agreement	73,600	—
Repayments under Credit Agreement	(87,344)	(7,500)
Repurchase of common shares	—	(81,466)
Dividends paid to common shareholders	(20,139)	(19,024)
Exercise of stock options	14,608	14,957
Cash paid for shares withheld to satisfy employee taxes	(7,045)	(8,638)
Other	(266)	(257)
NET CASH USED IN FINANCING ACTIVITIES	(26,586)	(101,928)
EFFECTS OF EXCHANGE RATE CHANGES ON CASH	6,294	868
TOTAL INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	22,289	(56,927)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	125,641	154,729
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$147,930	$97,802
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$7,049	$2,786
Income taxes (net of refunds)	$33,997	$32,939
SCHEDULE OF NON-CASH INVESTING ACTIVITY:
Accrued capital expenditures included in accounts payable	$3,886	$4,980

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited) (In thousands)
REVENUES:
Nuclear Operations Group	$312,866	$325,660	$637,947	$620,915
Nuclear Services Group	44,785	32,224	72,639	66,218
Nuclear Power Group	54,569	47,946	132,243	84,145
Adjustments and Eliminations	(2,209)	(3,448)	(4,589)	(4,070)
TOTAL	$410,011	$402,382	$838,240	$767,208

SEGMENT INCOME:
Nuclear Operations Group	$74,794	$64,407	$148,042	$129,349
Nuclear Services Group	15,659	4,405	16,321	10,208
Nuclear Power Group	6,541	26,674	20,339	33,628
Other	(1,070)	(1,271)	(2,682)	(3,161)
SUBTOTAL	95,924	94,215	182,020	170,024
Unallocated Corporate	(3,577)	(5,757)	(6,468)	(8,957)
mPower Framework Agreement	—	—	—	(30,000)
TOTAL	$92,347	$88,458	$175,552	$131,067

DEPRECIATION AND AMORTIZATION:
Nuclear Operations Group	$7,924	$9,122	$15,555	$17,458
Nuclear Services Group	936	939	1,874	1,874
Nuclear Power Group	3,419	704	6,807	1,352
Other	—	—	—	—
Corporate	1,944	1,999	3,963	3,985
TOTAL	$14,223	$12,764	$28,199	$24,669

CAPITAL EXPENDITURES:
Nuclear Operations Group	$12,488	$5,720	$24,239	$13,361
Nuclear Services Group	104	19	311	25
Nuclear Power Group	1,148	1,617	2,188	3,065
Other	—	—	—	—
Corporate	1,294	1,041	2,009	2,028
TOTAL	$15,034	$8,397	$28,747	$18,479

BWX TECHNOLOGIES, INC.
BUSINESS SEGMENT INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited) (In thousands)
BACKLOG:
Nuclear Operations Group	$3,262,169	$3,247,817	$3,262,169	$3,247,817
Nuclear Services Group	20,980	39,724	20,980	39,724
Nuclear Power Group	480,534	385,186	480,534	385,186
TOTAL	$3,763,683	$3,672,727	$3,763,683	$3,672,727

BOOKINGS:
Nuclear Operations Group	$169,734	$1,475,546	$414,499	$1,556,494
Nuclear Services Group	28,241	22,568	65,291	72,185
Nuclear Power Group	56,654	114,137	139,352	160,968
TOTAL	$254,629	$1,612,251	$619,142	$1,789,647